UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2025

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

929 Long Bridge Drive, Arlington, VA	22202
(Address of principal executive offices)	(Zip Code)

(703) 414-6338
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 Par Value	BA	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Series A Mandatory Convertible Preferred Stock, $1.00 Par Value	BA-PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Boeing Company held its Annual Meeting of Shareholders on April 24, 2025. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert A. Bradway	472,629,384	36,524,197	3,616,003	112,727,182
Mortimer J. "Tim" Buckley	496,758,694	12,457,903	3,552,987	112,727,182
Lynne M. Doughtie	490,279,395	18,768,190	3,721,999	112,727,182
David L. Gitlin	494,425,403	14,797,670	3,546,511	112,727,182
Lynn J. Good	486,355,480	22,703,653	3,710,451	112,727,182
Stayce D. Harris	489,125,652	20,282,754	3,361,178	112,727,182
Akhil Johri	492,520,496	16,547,370	3,701,718	112,727,182
David L. Joyce	484,804,641	24,441,200	3,523,743	112,727,182
Steven M. Mollenkopf	479,695,737	29,540,445	3,533,402	112,727,182
Robert Kelly Ortberg	501,233,942	8,653,206	2,882,436	112,727,182
John M. Richardson	493,222,573	16,126,027	3,420,984	112,727,182

2. Approve, on an Advisory Basis, Named Executive Officer Compensation:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
435,222,142	73,027,076	4,520,366	112,727,182

3. Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2025:
FOR	AGAINST	ABSTAIN
605,507,009	16,742,151	3,247,606

4. Shareholder Proposal - Report on DEI and Related Risks:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,406,375	490,525,504	5,837,705	112,727,182

5. Shareholder Proposal - Civil Rights Audit:
FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,150,447	468,394,292	11,224,845	112,727,182

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary

Dated: April 24, 2025